Exhibit 10(e)(24)

2009 Executive Long-Term Incentive Program Restricted Stock Unit Award Summary

<<First Name>> <<Last Name>>

Date of agreement and award:	<<Grant Date>>

Restricted Stock Units (RSUs)

Number of Restricted Stock Units*:	<<2009 RSUs>>

[Award Value if Applicable:]	<<2009 Award Value >>

Vesting Date:	<<third anniversary of grant date>>
* Subject to the terms and conditions described in the Omnibus Agreement – 2009: PIP;ELTIP;RSUs